UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 26, 2020

ZOOM TELEPHONICS, INC.
(Exact Name Of Registrant As Specified In Its Charter)

Delaware	000-53722	04-2621506
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
225 Franklin Street, Boston, MA	02110
(Address of Principal Executive Offices)	(Zip Code)

  (617) 423-1072

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01   Entry into a Material Definitive Agreement.

On May 26, 2020, Zoom Telephonics, Inc. (the “Company”) entered into a Stock Purchase Agreement (the “Purchase Agreement”) with certain accredited investors (the “Investors”) in a private placement (the “Private Placement”) pursuant to which the Company sold an aggregate of 2,237,103 shares of common stock, par value $0.01 per share (the “Common Stock”), at a purchase price of $1.52 per share. Several of the Company’s existing investors participated in the Private Placement, including Palm Global Small Cap Master Fund LP (“Palm”), the Company’s cofounder Frank Manning and the Company’s Executive Chairman Jeremy Hitchcock. Mr. David Allen also participated in the Private Placement. Palm acted as lead investor in the transaction. The Private Placement closed on May 27, 2020, and the gross proceeds to the Company at the closing are approximately $3.4 million.

Pursuant to the terms of the Purchase Agreement, the Investors agreed to certain lock-up restrictions on their ability to dispose of the Common Stock purchased in the Private Placement for six months following the closing date, subject to certain exceptions. Pursuant to the terms of the Purchase Agreement, the Company is required to file a registration statement with the Securities and Exchange Commission within thirty (30) days of the closing of the Private Placement to register for resale the shares of Common Stock sold in the Private Placement.

The Company is required under the Purchase Agreement to appoint Mr. Joshua Horowitz and Mr. David Allen to the Company’s Board of Directors (the “Board”). Effective upon completion of the Private Placement, the Company’s Board was expanded to nine directors and Messrs. Horowitz and Allen were appointed to the newly created Board positions. Pursuant to the Purchase Agreement, Palm has the right to designate Mr. Horowitz or another designee to the Board for five years after the date of the Purchase Agreement and to request that its designee be appointed to each committee of the Board to the extent approved by an affirmative vote of a majority of the Board and as otherwise permitted by applicable Securities and Exchange Commission and stock market requirements. The Board and committee designation right will terminate upon Palm ceasing to own at least 5% of the Company’s Common Stock (as calculated for purposes of Section 13(d) of the Securities Exchange Act of 1934).

Pursuant to the Purchase Agreement, Palm agreed to a standstill for a period ending not later than the earliest to occur of five years after the date of completion of the Private Placement and two years after Mr. Horowitz or the Palm designee who succeeds him no longer serves on the Board.

Palm previously purchased 136,364 shares of the Company’s Common Stock in the private placement that the Company completed on May 3, 2019. Palm is entitled to certain rights granted under the stock purchase agreement that was entered into in connection with that private placement as described in the Company’s Form 8-K filed with the Securities and Exchange Commission on May 6, 2019, Item 1.01 of which is incorporated herein by reference.

A copy of the Purchase Agreement is filed herewith as Exhibit 10.1. The foregoing description of the Purchase Agreement does not purport to be complete, and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is incorporated by reference.

Item 3.02   Unregistered Sales of Equity Securities.

See the disclosure set forth in Item 1.01 above, which is incorporated herein by reference.

The shares of Common Stock issued and sold pursuant in the Private Placement were issued without registration and are subject to restrictions under the Securities Act of 1933, as amended, in reliance on the private offering exemptions contained in Section 4(a)(2) of the Securities Act of 1933 and on Regulation D promulgated thereunder.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective upon the closing of the Private Placement, the Board approved an increase in the size of the Board from seven to nine members and appointed Mr. Horowitz and Mr. Allen to the Board to fill the resulting vacancies.

Mr. Horowitz and Mr. Allen were appointed to the Board pursuant to the board designation rights in the Purchase Agreement as described in Item 1.01 above. Neither Mr. Horowitz nor Mr. Allen has any family relationship with any director or executive officer of the Company or any person nominated or chosen by the Company to become a director or officer. Except as described in Item 1.01 above, there are no transactions in which either Mr. Horowitz and Mr. Allen have an interest requiring disclosure pursuant to Item 404(a) of Regulation S-K.

Item 7.01   Regulation FD Disclosure.

On May 27, 2020, the Company issued a press release announcing the completion of the Private Placement and the appointments of Mr. Horowitz and Mr. Allen to the Board. A copy of the press release is furnished with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

The information contained in Item 7.01 to this Current Report on Form 8-K (including Exhibit 99.1) is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise be subject to the liabilities of that section. The information in this Item 7.01 (including Exhibit 99.1) shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act, except as otherwise expressly stated in such filing.

Item 9.01   Financial Statements and Exhibits .

(d)
Exhibits.

Exhibit Number	Title
10.1	Stock Purchase Agreement, dated May 26, 2020, by and between the Company and the Investors named therein.
99.1	Press Release issued by Zoom Telephonics, Inc., dated May 27, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ZOOM TELEPHONICS, INC.

Dated: May 27, 2020	By:	/s/ JACQUELYN BARRY HAMILTON
Jacquelyn Barry Hamilton
Chief Financial Officer